                                                                   EXHIBIT 10.28

                                                          [California Net Lease]

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is made as of the 28th day of February, 2000 (the "Effective Date"), between ProLogis Development Services Incorporated, a Delaware corporation, ("Landlord"), and the Tenant named below.


TENANT: eToys Distribution, LLC, a Delaware limited liability company

TENANT'S REPRESENTATIVE,            Jordan Posell
ADDRESS, AND PHONE NO.:             Vice President Financial Operations
                                    3100 Ocean Park Blvd., Suite 300
                                    Santa Monica, CA 90405

PREMISES:                           The entire Building, containing
                                    approximately 763,228 rentable square feet, as determined by Landlord, as shown on Exhibit A, including without limitation, all surrounding land, parking areas and improvements owned by Landlord as depicted on Exhibit A.

PROJECT: ProLogis Park, Milliken Avenue, Ontario, California, as depicted on Exhibit A

BUILDING:                           ProLogis Park, Milliken Avenue, Ontario,
                                    California, as depicted on Exhibit A

TENANT'S PROPORTIONATE SHARE
OF PROJECT:                         100%

TENANT'S PROPORTIONATE SHARE
OF BUILDING:                        100%

LEASE TERM:                         Beginning on the Commencement Date and
                                    ending on the last day of the 60th full
                                    calendar month thereafter.

COMMENCEMENT DATE:                  The date on which the Initial Improvements
                                    are Substantially  Completed  pursuant to
                                    Addendum One.

INITIAL MONTHLY BASE RENT:                                         $.2675/SF/month                       $  204,164.00

INITIAL ESTIMATED MONTHLY               1.  Utilities:                                $       0.00
OPERATING EXPENSE PAYMENTS:
(estimates only and subject             2.  Common Area Charges:   $.0067/SF/mo       $   5,113.63
to adjustment to actual costs
and expenses according to the           3.  Taxes:                 $.0275/SF/mo       $  20,988.77
provisions of this Lease)
                                        4.  Insurance:             $.0024/SF/mo       $   1,831.75

                                        5.  Management Fee:        $.0063/SF/mo       $   4,808.34

INITIAL ESTIMATED MONTHLY OPERATING
 EXPENSE PAYMENTS:                                                                                       $  32,742.49

INITIAL MONTHLY BASE RENT AND
  OPERATING EXPENSE PAYMENTS:                                                                            $ 236,906.49



SECURITY DEPOSIT:                       $  1,350,000.00

BROKER:                             CRESA Partners, and Lee and Associates

ADDENDA: Addendum One - Two Renewal Options (Baseball Arbitration), Addendum Two - Expansion Option, Addendum Three - Construction

EXHIBITS:                           Exhibit A - The Premises
                                    Exhibit B - Form of Subordination,
                                                Non-Disturbance and Attornment
                                                Agreement
                                    Exhibit C - Form of Guaranty
                                    Exhibit D - Form of Landlord's Subordination
                                                of Lien
                                    Exhibit E - Form of Letter of Credit


         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions of this Lease, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold, for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Subject to the provisions of Addendum Three, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord agrees that upon Tenant's written request, received by Landlord within thirty (30) days after the Commencement Date, Landlord shall have the Premises measured to the exterior dripline by an architect mutually agreed upon by Landlord and Tenant. While the measurement is being performed, Tenant shall pay the amounts reflected herein at the times required by this Lease. If the rentable square footage of the Premises varies from that referenced on Page One of this Lease, then the monthly Base Rent and Estimated Operating Expenses shall be increased or decreased, as appropriate, based on the rates per square foot referenced on Page One of this Lease multiplied by the number of rentable square feet. Tenant and Landlord agree that they will execute an amendment to the lease to reflect such adjusted amounts. Any additional amounts due from Tenant shall be paid by Tenant upon Tenant's execution of the amendment and any amount due from Landlord shall be credited against Tenant's next payment of monthly Base Rent and Operating Expenses. Except as provided in this Lease, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10 or elsewhere in this Lease, in no event shall Landlord have any obligation for any defects in the Premises (except for latent defects at Landlord's sole cost and expense) or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10, latent defects, or elsewhere in this Lease and any punch list items agreed to in writing by Landlord and Tenant.

         3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to retail sales by internet without Tenant's customers visiting at the Premises) products, materials and merchandise made and/or distributed by Tenant, for general office use in connection with a warehouse use, and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent which shall not be unreasonably withheld or delayed, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any unreasonably objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided however, that Tenant shall have the right, without obtaining Landlord's prior written consent, to park trucks and trailers (provided the same are in operable condition) overnight at the truck loading docks and on the parking areas of the Project. Subject to Landlord's obligations under Addendum Three as well as Paragraphs 6, 10, 11, and 15 of this Lease, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Subject to Landlord's obligations under Addendum Three as well as Paragraphs 6, 10, 11, and 15 of this Lease, Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance or increase the insurance risk. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises (other than Tenant's use which constitutes customary warehouse storage and distribution) , or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant for the purpose of installing racks and receiving inventory prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease except the payment of Base Rent and Operating Expenses which shall commence on the Commencement Date.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated based on the actual days under the Lease Term. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 business days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. Notwithstanding the provisions of this Paragraph, the late charge provided for herein shall not accrue with respect to the first two occurrences of delinquent payment in any consecutive twelve (12) month period so long as payment is made by Tenant within 5 business days of written notice from Landlord to Tenant of Tenant's failure to pay an installment of Base Rent or estimated Operating Expenses as herein described.

         5. SECURITY DEPOSIT. Concurrently with the execution of this Lease by Tenant, Tenant shall deliver the Security Deposit to Landlord in the form of cash or an unconditional, irrevocable letter of credit ("L-C"), or any combination of the two. Tenant shall retain the right from time to time upon ten
(10) days prior written notice to Landlord, but not more often than once in any twelve (12) month period, to replace the L-C and/or the cash portion of the Security Deposit with the other (except that Tenant shall pay any penalties resulting from the early withdrawal of any cash portion of the Security Deposit invested hereunder). Tenant shall also obtain the right, from time to time, to cancel the L-C at any time provided Tenant concurrently replaces such L-C being cancelled with a substitute L-C or with cash in an amount equal to the then outstanding amount of the L-C which was cancelled. Any substitute L-C shall be
(i) from a bank reasonably acceptable to Landlord (Landlord hereby approves of Imperial Bank, N.A.), (ii) in the form and content of that attached hereto as Exhibit "F" (or in a different form which is reasonably acceptable to Landlord), and (iii) subject to the conditions stated in this paragraph. The L-C shall have a term of at least three hundred sixty four days and be automatically renewed (or replaced with a reasonably satisfactory replacement L-C from a bank reasonably acceptable to Landlord in strict accordance with the terms hereof) at least twenty (20) days prior to the expiration of each three hundred sixty-four day period for additional periods of three hundred sixty-four days each until the thirtieth (30th) day following the expiration or earlier termination of the initial term of this Lease. Provided that

Tenant has not received a notice of default from Landlord under this Lease which has not been cured by Tenant and Landlord has acknowledged in writing that any such default has been cured by Tenant as of the reduction dates set forth below, the cumulative amount of the L-C and cash portion of the Security Deposit being held by Landlord shall be reduced automatically and without need for further documentation be as set forth below, except that (a) the L-C or the cash portion of the Security Deposit shall reduce as provided below if Tenant subsequently cures any default which caused the L-C ord cash portion of the Security Deposit not to reduce in accordance with the schedule set forth below and Landlord has acknowledged in writing that any such default has been cured by Tenant, and (b) to the extent Landlord has not drawn upon the L-C or any cash portion of the Security Deposit pursuant to the terms of this Lease, any remaining L-C and/or cash portion of the Security Deposit shall be returned to Tenant by Landlord within sixty (60) days following the expiration of the Term or earlier termination of this Lease.


           DATE OF REDUCTION                      AMOUNT OF REDUCTION             SECURITY DEPOSIT AMOUNT REMAINING
           -----------------                      -------------------             ---------------------------------
    end of 12th month of Lease Term                   $150,000.00                           $1,200,000.00
    end of 24th month of Lease Term                   $150,000.00                           $1,050,000.00
    end of 36th month of Lease Term                   $150,000.00                           $  900,000.00
    end of 48th month of Lease Term                   $150,000.00                           $  750,000.00


         Landlord agrees that Landlord has the right to sell or convey its interest in the Premises and in this Lease and in the event of any such sale or conveyance, Landlord shall transfer and assign the L-C and/or cash portion of the Security Deposit to the transferee. If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having the Letter of Credit transferred to the purchaser. Landlord shall be released from any obligation with respect to the cash portion of the Security Deposit and/or the L-C upon the transfer of this Lease, the Premises, the cash portion of the Security Deposit and the L-C to a person or entity assuming Landlord's obligations under this Paragraph 5. The L-C shall provide that upon an Event of Default, it may be drawn down upon by Landlord at any time Landlord delivers its sight draft to the Bank. The L-C and/or cash portion of the Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The L-C and/or cash portion of the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or any part of the L-C and/or cash portion of the Security Deposit, at Landlord's election, to pay delinquent payments under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. If the L-C is ever drawn upon or the cash portion of the Security Deposit is ever applied by Landlord pursuant to the terms of this Lease, Tenant shall pay Landlord within ten (10) business days the amount that will restore the L-C and/or cash portion of the Security Deposit to the amount then required under this paragraph. Landlord's obligation respecting the L-C and/or the cash portion of the Security Deposit is that of a debtor, not a trustee. The cash portion of the Security Deposit shall be the property of Landlord, but shall be paid to Tenant or applied to Tenant's outstanding obligations under the Lease within sixty (60) days after the Lease's termination or expiration. Any portion of the L-C which is drawn and not applied by Landlord shall become part of the cash portion of the Security Deposit. If Tenant at any time during the Lease Term provides a cash Security Deposit, Landlord shall invest such deposit in twelve (12) month Certificates of Deposit at the Bank of America, or any successor bank, except that if Landlord rightfully draws on the Security Deposit pursuant to this Paragraph, Landlord shall have no ongoing obligation to invest the Security Deposit for the remainder of the Lease Term. So long as no Event of Default exists, Landlord shall pay all interest earned on the Security Deposit, if any, to Tenant within forty-five (45) days after each anniversary of the Commencement Date.

         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated based on the actual days under the Lease Term. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; an administrative fee of two percent (2%) of Monthly Base Rent and Operating Expenses payable to Landlord or property manager retained by Landlord; security services, if any, provided that Tenant shall only be charged for security services hereunder to the extent that Tenant is not providing such services and Landlord reasonably determines that such services are necessary; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions, replacements or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 15 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

         Operating Expenses shall not mean or include: (i) costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, correction of defects in design or construction; (ii) interest, principal, or other payments on account of any indebtedness that is secured by any encumbrance on any part of the Project, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind; (iii) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project;
(iv) taxes on the income of Landlord or Landlord's franchise taxes (unless any of said taxes are hereafter instituted by applicable taxing authorities in substitution for ad valorem real property taxes); (v) depreciation, reserves of any kind, including replacement reserves and reserves for bad debt or lost rent, or any other charge not involving the payment of money to third parties; (vi) Landlord's overhead costs, including equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6); (vii) fees or other costs for professional services provided by space planners, architects, engineers, and other similar professional consultants, real estate commissions, and marketing and advertising expenses; (viii) costs of defending or prosecuting litigation with any party, unless a favorable judgment would reduce or avoid an increase in Operating Expenses, or unless the litigation is to enforce compliance with Rules and Regulations of the Project, or other standards or requirements for the general benefit of the tenants in the Project; (ix) costs incurred as a result of Landlord's violation of any lease, contract, law or ordinance, including fines and penalties; (x) late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes; (xi) costs of removing Hazardous Materials or of correcting any other conditions in order to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); (xii) costs for which Landlord is reimbursed from any other source; (xiii) costs related to any building or land not included in the Project, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of costs actually attributable to the Project; and
(xiv) the part of any costs or other sum paid to any affiliate of Landlord that may exceed the fair market price or cost generally payable for substantially similar goods or services in the area of the Project.

                  Landlord agrees to assign, or cause its contractors to assign, to Tenant all contractor's or subcontractor's guarantees or warranties, if any, which relate to any construction work concerning which Tenant shall have the obligation to make repairs.

                  If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Landlord shall notify Tenant of such within six (6) months following the end of the prior calendar year and Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next monthly Base Rent and Operating Expense payments or if the Lease has expired, then Landlord shall pay such amount directly to Tenant within such six (6) month period. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. Landlord shall provide Tenant within ninety (90) days following the final day of the calendar year, Landlord's itemized year-end common area maintenance reconciliation reports which reference and include all applicable operating expenses for such year. Upon Tenant's written request, which request shall be limited to once in a calendar year, Landlord shall provide photocopies of invoices, bills, and other verification to substantiate such costs.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. All utilities shall be separately metered and charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

         8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof provided that Landlord will obtain the advice of its tax consultants in reaching such decisions. Tenant may, at its own expense and with fifteen (15) days prior written notice to Landlord, contest by appropriate legal proceedings, the amount, validity, or application of any Taxes against the Premises and Landlord will cooperate with same provided that Tenant pays all costs Landlord incurs due to such cooperation. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon thirty (30) days prior demand but not more than the (10) days prior to delinquency if such is paid in a lump sum, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. Any refunds or tax savings with respect to the Project shall be credited against the Taxes due for the year in which such refund or savings is applicable. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Notwithstanding anything to the contrary contained in this Lease, Taxes shall not include (i) any excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts), (ii) penalties incurred as a result of Landlord's failure to timely pay the taxes due for the Premises or
(iii) any other taxes or assessments charged or levied against Landlord which are not directly incurred as a result of the operation of the Premises. Tenant shall be charged as an Operating Expense for any special assessments with respect to the Building or Project based on Tenant's Proportionate Share of the Building or Project, as applicable, and based on payment of the special assessment over the longest period allowed for payment by the applicable taxing authority and upon the amount due if such special assessment were paid over such a period of time.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary, including, but not limited to, commercial liability insurance, and shall carry rent loss insurance in an amount to cover one year of rental loss from this Lease. All such insurance shall be included as part of the Operating Expenses charged to Tenant but not in excess of what is charged by comparable Landlord's of comparable Buildings. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be reasonably determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises as evidenced by insurer's cost calculations.

            Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $2,000,000 per occurrence and a minimum umbrella limit of $3,000,000, for a total minimum combined general liability and umbrella limit of $5,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such certificates of insurance shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

            The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and other business losses occasioned thereby, including, without limitation, lost profits and consequential damages, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence or willful misconduct of Landlord or its agents, employees or contractors.

         10. LANDLORD'S REPAIRS. Landlord shall maintain and repair, at its sole expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         In the event of an emergency, Tenant shall have the right to make such temporary, emergency repairs (and only such temporary, emergency repairs) to the roof, foundation or exterior walls of the Project as may be reasonably necessary to prevent material damage to Tenant's property at the Premises and/or personal injury to Tenant's employees at the Premises (provided Tenant first attempts to notify Landlord telephonically of such emergency and notifies Landlord of such circumstances in writing as soon as practicable thereafter). In addition, if Landlord fails to make any repairs required of Landlord under this Paragraph 10 after thirty (30) days prior written notice from Tenant to Landlord of such repairs, subject to delays from Force Majeure, then Tenant may make such repairs and seek reimbursement from Landlord for such repairs as provided in this Paragraph. Tenant shall not have any right to make non-emergency repairs under the prior provision if Landlord has commenced such repairs within thirty (30) days of receiving Tenant's written notice of such repairs and diligently pursues such repairs to completion. In the event Tenant makes emergency or other repairs as allowed under this Paragraph 10, Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs actually incurred by Tenant in making such repairs. If Landlord fails to reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such repairs, up to but not to exceed $100,000.00 with respect to such repairs, within 30 days after demand therefor, accompanied by supporting evidence of the costs incurred by Tenant, then Tenant may bring an action for damages against Landlord to recover such costs, together with interest thereof at the rate provided for in Paragraph 37(j) of the Lease, and reasonable attorney's fees incurred by Tenant in bringing such action for damages; provided, however, in no way does this sentence limit Tenant's rights allowed by law or in equity. In no event, however, shall Tenant have a right to terminate the Lease.

         11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain, in a standard comparable to comparable industrial buildings owned by comparable landlords (institutional ownership) in good repair and condition the parking areas and other exterior areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises and those repairs or replacements which are necessary to the interior generic Tenant Improvements (as defined Exhibit B to Addendum Two and Exhibit B to Addendum Three of the Lease), which cost over $5,000, and which are defined by the Internal Revenue Code as a Capital Improvement. Subject to Landlord's obligations in this Paragraph, Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term; provided that such capital expenditures and repairs shall be fully amortized in accordance with the Formula (defined hereafter) over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after replacement of any such capital expenditures, and the denominator of which shall be the lesser of the maximum amortization period (in months) allowable for determining a depreciation of such capital expenditures for federal income tax purposes or fifteen (15) years. Landlord shall perform and pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant and reasonably approved by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord.. If Tenant fails to perform any repair or replacement for which it is responsible, after thirty (30) days notice of such repairs, except in the case of an emergency, in which case no notice is necessary, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to the terms of this Paragraph, Addendum Three and Paragraphs 9, 10 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. I f Landlord fails to make any repairs which are to be performed by Landlord under this Paragraph 11 within thirty (30) days after Tenant's written demand for such repairs, subject to delays from Force Majeure, then Tenant may perform such repairs at its sole cost and expense without right to any offset of rentals due under this Lease; provided however, Tenant shall have no right to make such repairs if Landlord has commenced such repairs within such thirty (30) day period and is diligently pursuing such repairs.

         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent; provided however Landlord shall not unreasonably withhold its consent, and such consent shall be granted or denied within ten (10) business days of Landlord's receipt of Tenant's written request for same, to Tenant-Made Alterations provided that that the cost of such alterations does not exceed $1,000,000.00 in the aggregate, the alterations do not materially affect the structure or roof of the building, do not modify the utility systems of the Project, and do not pierce the roof, floor or external walls of the Building . Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which approval shall be granted or denied with ten
(10) business days of Landlord's receipt of Tenant's written request for same. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable out of pocket costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Upon Tenant's written request, Landlord shall provide Tenant, at the time of Tenant's request for consent of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by such removal.

            Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, racking, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without any non-repairable injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent; provided however Landlord agrees that it shall not unreasonably withhold or delay its consent to or approval of signs proposed by Tenant for installation on the exterior of the Premises or parking areas identifying Tenant or Tenant's business at the Premises provided that such sign complies with all applicable Legal Requirements. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed provided that such signage complies with all applicable Legal Requirements and conforms in all respects to Landlord's reasonable requirements. Tenant shall be entitled to put its name and logo on the existing monument sign on the Project and Landlord shall not put any name, other than Landlord's, on any sign on the Project. Notwithstanding anything contained herein to the contrary, Landlord has approved the color and logo of Tenant's exterior sign to advertise its business at the Premises. Landlord agrees to work in good faith with Tenant to allow Tenant to place an off-Project monument sign which will advertise both Landlord's project as well as Tenant's business at the Premises.

         14. PARKING. Tenant shall be entitled to all parking at the Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates (by a contractor licensed by the State of California) it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds (Landlord shall be deemed to have received sufficient insurance proceeds if Landlord receives net proceeds in an amount equal to ninety percent (90%) of the replacement value for the Project), Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates (by a contractor licensed by the State of California) that it will take more than two months to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord's insurance policy within thirty (30) days after presentment of Landlord's invoice; provided however that any earthquake deductible shall be amortized over fifteen (15) years and paid by Tenant to Landlord monthly as a part of Operating Expenses. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises or if the entire Premises is not usable by Tenant as a result of a partial casualty, Tenant shall receive rental abatement for the entire Premises for the period during which the entire Premises is unusable plus a reasonable period of time, not to exceed thirty (30) days, for Tenant to reinstall its improvements and trade fixtures; provided that such abatement for the period of time not to exceed thirty (30) days and for any abatement for any areas of the Premises greater than the amount actually damaged shall occur only if Landlord actually recovers all amounts abated through the rent loss insurance Landlord is required to carry pursuant to this Lease. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

            Notwithstanding anything to the contrary contained in this Lease, following any event of damage or destruction and in the event Landlord is obligated or elects to repair the damage or destruction to the repairs which Landlord is required to perform hereunder , then such repairs shall be Substantially Completed (for occupancy) as defined in Addendum Two within 180 days from the date on which Landlord begins such repairs subject to delays from Force Majeure (provided that the delay due to Force Majeure allowed hereunder shall not exceed an additional ninety (90) days). If Landlord has failed to complete the repairs within the time frames in the previous sentence, Tenant shall have the right to terminate this Lease by thirty (30) days prior written notice to Landlord (the "Damage Termination Notice",) effective as of a date set forth in the Damage Termination Notice (but not sooner than thirty (30) days after the date of the Damage Termination Notice) (the "Damage Termination Date"). Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord certifying that it is Landlord's good faith judgement that the repairs shall be Substantially Completed within thirty (30) days after the Damage Termination Date. If the repairs are not Substantially Completed within the thirty-day period after the Damage Termination Date, then this Lease shall terminate upon the expiration of such thirty-day period.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided however, Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, damage to Tenant's Trade Fixtures, and other improvements installed and paid for by Tenant, if a separate award for such items is made to Tenant.


            17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. Landlord shall grant or deny its consent within fifteen (15) business days of Landlord's receipt of Tenant's written request for approval of an assignment or sublease along with the proposed assignment or sublease and any information concerning the proposed assignee or sublessee as Landlord may reasonably request. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding anything to the contrary contained in this Paragraph 17; neither (i) an assignment or subletting of all or a portion of the Premises (A) to an entity which is controlled by, controls or is under common control with Tenant, (B) to an entity which is funded by Tenant or an entity which is controlled by, controls or is under common control with Tenant in connection with their business in the "e-commerce," or "internet/high tech" industry or (C) to a purchaser of all or substantially all of the assets of Tenant or of an entity which is controlled by, controls or is under common control with Tenant, (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or of an entity which is controlled by, controls or is under common control with Tenant, nor (iii) the temporary use or occupancy of portions of the Premises by a party or parties in connection with the transaction of business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant, shall be subject to the Landlord's consent or the payment of excess rent and other excess consideration as provided in this Paragraph, (such entities, purchasers, and parties shall be referred to herein collectively or individually as a "Tenant Affiliate"); provided, however, no sublease or assignment to an Tenant Affiliate shall release the Tenant named herein from any liability under this Lease. Tenant shall immediately notify Landlord of any such assignment, purchase, transfer, sublease, action, or use. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease, not to exceed $1000.00 per assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the entire Premises, (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within fifteen (15) business days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

            It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee in Landlord's opinion, does not have a satisfactory net worth calculated according to generally accepted accounting principles; in light of the obligations of the Tenant under this Lease (iii) the intended use of the Premises by the assignee or sublessee is in Landlord's reasonable opinion, inconsistent with the use provisions of this Lease; (iv) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters, provided that, Landlord will notify Tenant of any such agreements upon Tenant's written request for same; (v) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; or (vi) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease (except that such sublease may contain different rental obligations than those in the Lease). Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request.

            Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of such excess rental and other excess consideration within 30 days following receipt thereof by Tenant; provided however, that the payment of excess rental and other excess consideration hereunder shall not apply to consideration received by Tenant for a sale of it's business and/or a sale of its Trade Fixtures. With respect to Tenant's obligation to pay to Landlord any excess rent and other excess consideration payable with respect to any assignment or subleasing, Landlord agrees that Tenant shall be entitled, in determining the amount of such excess rental and excess consideration, to first recapture the actual reasonable out of pocket leasing commissions and attorneys fees paid by Tenant in connection therewith as well as the amount of any reasonable Tenant improvements which Landlord approves installed by Tenant for an assignee or sublessee.

            If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder beyond any applicable notice and cure periods, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the negligence of Landlord, or willful misconduct its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

            Landlord covenants and agrees to indemnify, defend, and save Tenant, its employees and agents harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, attorneys' fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contractors.

            If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises during business hours with 48 hours prior written or telephonic notice, except in the case of an emergency in which case, no prior notice is required to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last six (6) months of the Lease Term, to prospective tenants. Landlord may erect a commercially reasonable sign in a commercially reasonable location at the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions. Landlord shall use commercially reasonably efforts to minimize interference with Tenant's business and attempt to reasonably schedule such entries with Tenant while exercising Landlords rights under this Paragraph 19.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant within any applicable notice and cure periods, if any, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Landlord and Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

         22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 125% the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over for the first two months of such holding over and 150% of monthly Base Rent thereafter. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days from the date of Landlord's written notice to Tenant of such failure to pay; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity) unless all of the obligations of Tenant and Guarantor are assumed in writing by a surviving entity which has a net worth which is equal to or greater than that of the Tenant or Guarantor, as applicable, at (i) the time of such dissolution or failure to maintain legal existence, and (ii) One Hundred Thirty Million U.S. Dollars ($130,000,000.00).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced below what is required hereunder except, in each case, as permitted in this Lease and such matter is not cured within five (5) business days after written notice from Landlord of a default under this Paragraph 23 (iii); provided however that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute a Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) provide a commercially reasonable level of security to assure that the Premises is not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. In such event, Tenant shall inspect the Premises at least once month and shall maintain the Premises in the condition required by this Lease.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease, provided however, that Tenant shall not be in default under the circumstances described in this sub-paragraph if Tenant cures such default within thirty (30) days after written notice from Landlord of such default. Landlord's notice provided under this sub-paragraph shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

                  (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after Landlord shall have given Tenant written notice of any such lien or encumbrance is filed against the Premises. Any notice provided by Landlord under this Paragraph 23(vi) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

                  (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default. Notwithstanding the provisions of this sub-paragraph, Tenant shall not be in default under the circumstances described in this sub-paragraph if Tenant has made diligent efforts to cure such default within the thirty (30) day period described herein and thereafter proceeds diligently to cure such default within a commercially reasonable time but in no circumstances to exceed ninety (90) days after Landlord shall have given Tenant written notice of such default. Any notice provided by Landlord under this Paragraph 23(vii) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law.

         24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

         Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) the "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of the prime rate (the annual base corporate rate as announced by the Wall Street Journal from time to time) plus five percent (5%) per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) the "time of award" as used in clauses
(i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause
(iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

         Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4 and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Tenant's payment of any such amounts is not a waiver of Tenant's right to object to the amount of such billings. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).

Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary, so long as Landlord is diligently pursuing a cure). All obligations of Landlord and Tenant hereunder shall be construed as covenants, not conditions. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter, unless any new owner does not expressly assume Landlord's obligations hereunder, in which case Landlord shall remain responsible for its obligations to Tenant under this Lease for such Landlord's period of ownership. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.

         Any liability of Landlord for a default by Landlord under the Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with the Lease nor shall any recourse be had to any other property or assets of Landlord. Landlord's interest in the Premises shall be deemed to include: (i) the rents or other income from the Premises received by Landlord after Tenant obtains a final judgment against Landlord, (ii) the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises after Tenant obtains a final judgment against Landlord,
(iii) the net proceeds received by Landlord from any condemnation or conveyance in lieu of condemnation of all or any portion of the Premises after Tenant obtains a final judgment against Landlord, and (iv) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Premises after Tenant obtains a final judgment against Landlord.

         Any law, usage, or custom to the contrary notwithstanding, Tenant shall have the right at all times to enforce the provisions of this Lease in accordance with the Terms hereof; and the failure of Tenant at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or having modified same. Landlord and Tenant further agree that forbearance or a waiver by Tenant to enforce its rights pursuant to this Lease or at law or equity, shall not be a waiver of Tenant's right to enforce one or more of its rights in connection with any subsequent default. No waiver by Tenant of provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Tenant.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees within fifteen (15) days of Landlord's demand for same to execute, acknowledge and deliver such instruments, confirming such subordination and such commercially reasonable instruments of attornment as shall be reasonably requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust. There is currently a loan from ProLogis Trust ("Lender") which is secured by the Building. Landlord agrees that it will, no later April 1, 2000, obtain a non-disturbance agreement from Lender in the form attached hereto as Exhibit B.

         Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant shall be solely responsible for any fees or expenses charged by the holder of such mortgage or deed of trust in connection with the granting of such non-disturbance agreement.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises of which Tenant has knowledge and cause such lien or encumbrance to be discharged within 30 days of the Tenant's knowledge thereof ; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         29. ESTOPPEL CERTIFICATES. Landlord and Tenant agree, from time to time, within 15 days after request of the other party, to execute and deliver to such other party, or its designee, any estoppel certificate reasonably requested by such Party, stating that this Lease is in full force and effect, the date to which rent has been paid, whether, to its actual knowledge, such other party is in default hereunder (or specifying in detail the nature of such other party's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by the other party. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

         30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning, office purposes, and in the operation of warehousing, sorting and distributing equipment and fixtures, and except for Hazardous Materials contained in items received, shipped, and stored in the manufacturer's original sealed packaging in the normal course of Tenant's business operations and in compliance with all applicable Legal Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as reasonably requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

         Landlord has delivered to Tenant the Environmental Reports described below. It is understood by Tenant that Landlord has not made any independent investigations to confirm the accuracy or completeness of the Environmental Reports, and Landlord makes no representation or warranty as to the accuracy or completeness of such reports. Tenant agrees to keep the Environmental Reports confidential and not to disclose the contents thereof to any other party without the prior written consent of Landlord.

         A copy of the Phase I Environmental Site Assessment for SWC Mission Blvd and So. Milliken Aveenue, Ontario, California dated January 30, 1998 (Project No. 61246.0025) prepared for Meridian Industrial Trust by ATC Associates, Inc. , and an update to such Phase I, dated September 29, 1998, also prepared by ATC Associates, Inc. for Meridian Industrial Trust, (Project No. 612246.0064) (the "Environmental Reports"), have been provided to Tenant. To Landlord's actual knowledge, there are no environmental conditions other than those reflected in the Environmental Reports provided to Tenant by Landlord hereunder. "Landlord's actual knowledge" as used in this Lease means the current actual knowledge of Larry Harmsen, without duty of inquiry or investigation.

         Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

         Subject to the obligations of Landlord under Paragraph19, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         Notwithstanding anything contained in this paragraph, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises
(i) caused or permitted by Landlord, its agents, employees, contractors or invitees; or (ii) caused or permitted by any other person or entity located outside the Premises or the Project; or (iii) existing prior to the earlier of, Tenant's early occupancy under this Lease or the Commencement Date.

         If Hazardous Materials are hereafter discovered on the Premises, and the presence of such Hazardous Materials is not the result of Tenant's use of the Premises or any act or omission of Tenant or its agents, employees, contractors, subtenants or invitees, and the presence of such Hazardous Materials results in any contamination, damages, or injury to the Premises that materially and adversely affects Tenant's occupancy or use of the Premises, Landlord shall promptly take all actions at its sole expense as are necessary to remediate such Hazardous Materials and as may be required by the Environmental Requirements. Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord's obligations under this paragraph. Within 30 days after notification from Tenant supported by reasonable documentation setting forth such presence or release of Hazardous Materials, and after Landlord has been given a reasonable period of time after such 30-day period to conduct its own investigation to confirm such presence or release of Hazardous Materials, Landlord shall either terminate this Lease or commence to remediate such Hazardous Materials within 180 days after the completion of Landlord's investigation and thereafter diligently prosecute such remediation to completion. If Landlord fails to commence such remediation or if Landlord commences such remediation and fails to diligently prosecute same until completion, then Tenant as its sole remedy may terminate this Lease by written notice to Landlord after expiration of 30 days following a notice to Landlord that Tenant intends to terminate this Lease if Landlord does not promptly commence or diligently prosecute the remediation within such 30-day period. If Landlord commences remediation pursuant to this paragraph, Base Rent and Operating Expenses shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant's business. Notwithstanding anything herein to the contrary, if Landlord obtains a letter from the appropriate governmental authority that no further remediation is required prior to the effective date of any such termination, such termination shall be null and void and this Lease shall remain in full force and effect.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable non-discriminatory rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project; provided however, that such rules shall not increase Tenant's obligations nor decrease it's rights hereunder. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant may, at its sole cost and expense, install its own security system or have its own security personnel at the Project. Landlord, at its option, may require the removal, at Tenant's sole cost and expense, of any security system installed by Tenant.

         33. FORCE MAJEURE. Except for the monetary obligations hereunder, neither Tenant nor Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Landlord shall pay the Brokers listed on Page One of this Lease pursuant to a separate written agreement between Landlord and the Brokers. Landlord and Tenant represent and warrant that they have dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers, if any, set forth on the first page of this Lease, Landlord and Tenant agree to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord and Tenant respectively with regard to this leasing transaction.

         MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 EAST 35TH PLACE, AURORA, COLORADO 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants in the ordinary course of business, and any other financial information or summaries that Tenant typically provides to its lenders or shareholders in the ordinary course of business.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (j) Any amount not paid by Tenant or Landlord within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or the current prime rate plus five percent (5%) It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (l) Time is of the essence as to the performance of Tenant's obligations under this Lease.

         (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         38. LANDLORD'S LIEN/SECURITY INTEREST. Landlord retains any lien rights or similar rights with respect to Tenant's Personal Property at the Premises afforded to Landlord by California Law. Provided Tenant is not in default under the Lease beyond applicable notice and cure periods, Landlord, at the request of Tenant, agrees to subordinate Landlord's lien arising under the Lease against Tenant's property located on the Premises. Such subordination shall be required only if the lender shall be a bank or other financial institution or the vendor of Tenant's equipment or a financing entity related to such vendor and if such lender or vendor executes an agreement substantially similar to Exhibit D or another agreement reasonably acceptable to Landlord. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in negotiating and executing such agreement with Tenant's lender.

         39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF PROLOGIS TRUST. Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         40. ABATEMENT EVENT. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any occurrence outside the reasonable control of Tenant (an "Abatement Event"), then rent shall be abated or reduced, as the case may be, for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then rent shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the entire Premises; provided, however, notwithstanding anything to the contrary set forth in this Paragraph 40, Tenant's rent shall only be abated to the extent the occurrence is covered by rent loss insurance carried or required to be carried by Landlord in connection with this Lease and to the extent of net rent loss insurance proceeds actually received by Landlord (which Landlord shall use commercially reasonable efforts to obtain).

         41. SATELLITE DISH. Landlord hereby grants Tenant the right to install, maintain and replace from time to time a satellite dish or similar antennae device (hereinafter "SATELLITE DISH") on the roof of the Premises, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Premises; and (d) the Satellite Dish not being visible at street level. Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant's installation, use or removal of the Satellite Dish. The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease so long as Tenant is not in default under the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, use or removal of the Satellite Dish.


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


TENANT:                                           LANDLORD:

eToys Distribution, LLC,                          ProLogis Development Services
a Delaware Limited Liability Company              Incorporated, a Delaware
                                                  corporation



                                                  By: /s/ John W. Seiple, Jr.
By: /s/ Peter Juzwiak                             Name: John W. Seiple Jr.
Name: Peter Juzwiak                               Title: Managing Director
Title: VP
                                                  Address:
Address:                                          47775 Fremont Blvd.
 3100 Ocean Park Blvd, Suite 300                  Fremont, CA  94538
 Santa Monica, CA  90405
 Attn: General Counsel

with a copy to:
 3100 Ocean Park Blvd., Suite 300
 Santa Monica, CA  90405
 Attn: Facilities Manager

                              RULES AND REGULATIONS

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for dogs (provided that dogs trained as security dogs, shall not be allowed on the Project) no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all Legal Requirements markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7. Tenant shall maintain the Premises free from rodents, insects and other pests.

8. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

9. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

10. Tenant shall not permit storage outside the Premises, including without limitation, dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

11. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

12. No auction, public or private, will be permitted on the Premises or the Project.

13. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

14. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

15. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

16. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

17. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                  ADDENDUM ONE

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                        DATED FEBRUARY 28, 2000, BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                             ETOYS DISTRIBUTION, LLC

                               TWO RENEWAL OPTIONS
                             (BASEBALL ARBITRATION)


         (a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant is the Tenant originally named herein or a Tenant Affiliate, (y) Tenant or a Tenant Affiliate actually occupies all of the Premises initially demised under this Lease and (z) no Event of Default exists; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "FIRST EXTENSION TERM") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "COMMENCEMENT DATE OF THE FIRST EXTENSION TERM"). Tenant shall give Landlord notice (hereinafter called the "FIRST EXTENSION NOTICE") of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

         (b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein or a Tenant Affiliate, (y) Tenant or a Tenant Affiliate actually occupies all of the Premises initially demised under this Lease, and (z) no Event of Default exists, and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "SECOND EXTENSION TERM") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "COMMENCEMENT DATE OF THE SECOND EXTENSION TERM"). Tenant shall give Landlord notice (hereinafter called the "SECOND EXTENSION NOTICE") of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the First Extension Term.

         (c) The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then Fair Market Rent (as hereinafter defined).

         (d) The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the First Extension Term and (ii) the then Fair Market Rent (as hereinafter defined).

         (e) The term "FAIR MARKET RENT" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

         (f) Landlord shall notify Tenant of its determination of the Fair Market Rent within sixty (60) days of Landlord's receipt of the First Extension Notice or Second Extension Notice, as applicable, (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the First Extension Term or Second Extension Term, as applicable, and Tenant shall advise Landlord of any objection within 30 days of receipt of Landlord's notice. Failure to respond within the 30-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

         (g) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 10 days after the 30-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent within thirty (30) days after a party has elected to arbitrate. Within thirty (30) days after the expiration of the time period in which Landlord and Tenant were required to submit their proposals of Fair Market Rent, the arbitrator shall choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount and shall notify Landlord and Tenant of its determination. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

         (h) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

         (i) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

         (j) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term and the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

         (k) If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate. If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant's right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

         (l) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in "as-is" condition.

         (m) If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

         (n) If Tenant exercises its right to extend the term of the Lease for the First Extension Term or Second Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (j) above.

         (o) If Tenant elects to renew the Initially Demised Premises and the Option Space (as described in Addendum Two) pursuant to this Addendum One of this Lease, if Tenant has maintained net profits after taxes of at least Ten Million U.S. Dollars ($10,000,000.00) for the four cumulative quarters immediately proceeding the Commencement Date of the First Extension Term or the Commencement Date of the Second Extension Term, as applicable, then the Security Deposit shall be equal to one month's Base Rent for the Initially Demised Premises and the Option Space (as described in Addendum Two). If Tenant elects to renew the Initially Demised Premises and Option Space (as described in Addendum Two) pursuant to this Addendum One of this Lease and Tenant has not maintained such net profits, then the Security Deposit for the applicable renewal term will be an amount equal to three (3) months Base Rent for both the Initially Demised Premises and Option Space (as described in Addendum Two).

                                  ADDENDUM TWO

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                        DATED FEBRUARY 28, 2000, BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                             ETOYS DISTRIBUTION, LLC

                                EXPANSION OPTION



         (a)      The following terms shall have the following meanings:

                  (i) The "OPTION SPACE" shall mean approximately 193,396 rentable sf to be constructed by Landlord as detailed herein adjacent to the Premises as depicted on Exhibit A.

                  (ii) The "OPTION PERIOD" shall mean the period of six (6) consecutive months beginning on the Effective Date of this Lease.

                  (iii) The "RIGHT OF FIRST OFFER PERIOD" shall mean the period of twenty-four (24) consecutive months beginning on the date immediately following the expiration of the Option Period.

         (b) During the Option Period, provided that as of the date Tenant exercises its rights hereunder, (x) Tenant is the Tenant originally named herein or a Tenant Affiliate, (y) Tenant or Tenant Affiliate has not assigned or subleased the Premises, or any portion of the Premises, and any premises added to the Premises and (z) no Event of Default has occurred and is continuing, Tenant shall have the option, subject to the City of Ontario's approval of the development and construction of the Option Space, to include the Option Space as part of the Premises commencing on the Option Space Commencement Date as defined below, upon the terms and conditions of the Lease, except that the Base Rent for the Option Space shall be as defined in Paragraph (d) hereof. Tenant shall exercise its option by written notice to Landlord ("Tenant's Option Notice") which shall indicate that Tenant wants to include the Option Space in the Premises. Landlord shall diligently pursue the City of Ontario's approval of the development and construction of the Option Space. If Tenant desires to exercise its option for the Option Space, Tenant must deliver Tenant's Option Notice to Landlord during the Option Period. Time shall be of the essence with respect to the giving of Tenant's Option Notice. Within ten (10) business days of Landlord's receipt of Tenant's Option Notice, Landlord shall provide a written estimate of the Monthly Base Rent based on the formula in Paragraph (e) hereof and Landlord's estimate of the Total Project Cost. If Tenant does not exercise its option by such date, Tenant's rights under this Paragraph shall be null and void.

         (c) During the Right of First Offer Period, provided that as of the date of the giving of Landlord's First Offer Notice (as hereinafter defined),
(x) Tenant is the Tenant originally named herein or a Tenant Affiliate, (y) Tenant or a Tenant Affiliate has not assigned or subleased the Premises originally demised under this Lease or any portion of the Premises and any premises added to the Premises, and (z) no Event of Default has occurred and is continuing, if at any time during the Right of First Offer Period Landlord shall enter negotiations to lease or sell to any third party, then Landlord, at anytime before selling or leasing such Option Space to such third party, shall offer to Tenant the right to include the Option Space within the Premises on the same terms of the Lease except that the Base Rent for the Option Space shall be as defined in Paragraph (d) hereof. Landlord shall only be required to make one offer to Tenant during any period of negotiations between Landlord and any single third party. Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the "FIRST OFFER NOTICE") and shall contain Landlord's estimate of the Monthly Base Rent based on the formula in Paragraph
(d) hereof and Landlord's estimate of Total Project Cost. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called "TENANT'S ACCEPTANCE NOTICE") of such offer within 10 business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Acceptance Notice. Tenant must accept all Option Space offered by Landlord at any one time if it desires to accept any of such Option Space and may not exercise its right with respect to only part of such space.

         (d) Landlord agrees, that upon receipt of Tenant's Option Notice or Tenant's Acceptance

Notice, as applicable, that it will diligently pursue the City of Ontario's approval of the development and construction of the Option Space and seek to obtain such approval within six (6) months after receipt of Tenant's Option Notice, or Tenant's Acceptance Notice, as applicable. If Landlord does not meet the time frame in the preceding sentence, then Tenant can elect to terminate its use of the Option Space. Landlord shall diligently pursue the issuance of the applicable building permits for the Building Shell within nine (9) months of Landlord's receipt Tenant's Option Notice or Tenant's Acceptance Notice as applicable. If Landlord does not meet the time frame in the preceding sentence, then Tenant can elect to terminate its use of the Option Space.

         (e) In the event Tenant exercises its option pursuant to Paragraph (b) or (c) hereof, then the Base Rent for the Option Space shall be determined under this paragraph (e). Beginning on the Option Space Commencement Date, as defined below, the Monthly Base Rent shall equal:

                            TOTAL PROJECT COST X 11%
                                       12

                  Total Project Cost. "Total Project Cost" is the sum of (i) the land cost, of $1,674,600.60 ($4.43 per square foot for the real property consisting of 378,013.68 square feet) ("Real Property") and all costs related to the acquisition and holding of the Real Property until the Option Space Commencement Date, including closing costs and due diligence costs including internal costs incurred by ProLogis in managing the due diligence process, a construction management fee to Landlord of 5% of the Total Project Cost, and costs of third party consultants, (ii) improvement and development costs incurred by Landlord through Project Close-Out to prepare the Real Property and construct the Building Shell and related on-site paving, landscaping and utility lines, as determined by Landlord according to its standard underwriting criteria and cost calculation methods, and (iii) all leasing commissions incurred by Landlord related to the expansion by Tenant. The Total Project Cost is intended to include all costs ordinarily included by Landlord so that the Rate of Return is the rate of return according to Landlord's standard underwriting and cost calculations. "PROJECT CLOSE-OUT" is the date that (i) all permits and approvals for operation of the Building Shell have been obtained; (ii) all contractor, subcontractor, suppliers, architects and others who supplied labor, materials or services have been paid in full; (iii) the Architect of Record has issued a certificate of completion; and (iv) all punchlist items have been completed.

                  The estimate of Monthly Base Rent provided by Landlord pursuant to Paragraph (b) or (c) as applicable, will be billed until the final calculation of the Monthly Base Rent has occurred. The final calculation of the Monthly Base Rent will be provided 90 days after the Option Space Commencement Date. The appropriate adjustment to previously billed Monthly Base Rent will be made and the parties will execute a memorandum confirming the calculation of Base Rent.

                  The Landlord has categorized the improvement and development costs referred to in this paragraph follows:

- infrastructure costs (land development costs). If the Real Property is a portion of a larger land parcel which was acquired by Landlord, and the land parcel will require infrastructure improvements which will support multiple buildings, then the Real Property will be allocated its share of these infrastructure improvements based on the fraction which is the developable land square footage associated with the Real Property divided by the developable land square footage associated with the larger land parcel;
-    impact fees, fiscal requirements, platting and site preparation;
-    architectural and engineering fees;
-    legal fees;
-    construction materials testing and inspection;
- labor and materials to construct the Initial Improvements and related infrastructure and improvements;
-    permit fees, sales taxes and fees payable to contractors;
-    project landscaping, including related design fees and permits;
-    water, gas and electrical hookup fees and related miscellaneous costs;
-    builder's risk insurance;
- a prorated share of property taxes assessed and operating expenses incurred during the construction period (beginning upon acquisition and ending on the Option Space

     Commencement Date);
-    title insurance on the Total Project Cost:
- a fee to cover reasonable general and administrative and employer out-of-pocket expenses incurred in managing the pre-construction and construction process equal to 5% of the Total Project Cost described herein;
- Landlord's average cost of coverage for liability insurance during the construction period;
- services for verification of compliance with city ordinances and other laws;
-    a 10 percent administrative cost with respect to any Change Orders; and
- imputed interest at 11% percent on the Total Project Cost (imputed interest accrues on actual cost as and when incurred up to the Option Space Commencement Date).

         (f)      Construction

                  (i) Landlord agrees to furnish or perform those items of construction and those improvements (collectively, the "INITIAL IMPROVEMENTS") specified below:

                  (A) Landlord, at its sole cost and expense shall construct the Building Shell portion of the Option Space (the "Building Shell") so that it is substantially similar to the building which constitutes the initial Premises and in substantial conformance with plans to be prepared by RKZ Architects.

                  (B) Landlord shall construct those generic improvements listed in Exhibit B attached hereto (the "Tenant Improvements"). Landlord shall pay for the Tenant Improvements up to a maximum amount of $193,396 (the "Tenant Allowance"), and in no event shall Landlord have any obligation to pay for any costs of the Tenant Improvements in excess of such amount. If the cost of the Tenant Improvements exceeds such amount, such overage shall be an obligation of Tenant, but shall be paid on behalf of Tenant by Landlord and repaid to Landlord together with interest at 11.5% per annum, in equal monthly installments over the initial five year term for the Option Space (the "Amortized Improvements"); provided however, in no event shall Landlord be obligated to amortize any portion of such overage in excess of $193,396, and any estimated overage in excess of such amount shall be paid by Tenant to Landlord before Landlord begins constructing the Tenant Improvements but after all permits and approvals necessary to construct the Option Space have been obtained by Landlord. Upon completion, the parties shall make any adjustment payment necessary between them.

                  (ii) If Tenant should desire to install any interior improvements which are not generic Tenant Improvements as described on Exhibit B, the cost of such Tenant Improvements shall be included in the Amortized Improvements and shall be subject to the $193,396 maximum provided in Paragraph
(f)(i)(B) hereof. Landlord shall not be obligated to pay for any such non-generic improvements as part of the Tenant Allowance. In addition, in such event, the Security Deposit held by Landlord shall be increased by an amount equal to the cost of such non-generic Tenant Improvements. Such increased Security Deposit shall be held by Landlord pursuant to the terms of Paragraph 5 of this Lease.

                  (iii) If Tenant shall desire any changes to the Tenant Improvements, Tenant shall so advise Landlord in writing. Such changes shall be subject to the limitations of Paragraph (f)(i)(B) and (f)(ii) hereof and subject to all Legal Requirements. Any and all out of pocket costs of reviewing any requested changes, and any and all out of pocket costs of making any changes to the Tenant Improvements which Tenant may request and to which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. Landlord will advise Tenant at the time of review of any such changes of any estimated delay as a result of the changes requested by Tenant.

                  (iv) Landlord shall proceed with and complete the construction of the Initial Improvements as soon as commercially possible after Tenant has exercised its rights under Paragraph (b) or (c) hereof. The Initial Improvements shall be constructed in material compliance with all applicable laws and building codes, shall be delivered free from latent defects, and in a broom clean condition with all building systems and equipment in good working order and condition. Landlord shall endeavor to give Tenant five (5) business days prior notice of the date on which Landlord estimates that the Initial Improvements will be Substantially Completed. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. Such date, unless an earlier date is otherwise agreed to in writing between Landlord and Tenant, shall be the "OPTION SPACE COMMENCEMENT DATE," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits which Tenant must obtain, within the time periods agreed to by the parties or as reasonably required by Landlord, with reasonable advance notice from Landlord to Tenant of such time periods ("Tenant-Caused Delays"), in which case the Option Space Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Initial Improvements shall be deemed substantially completed ("SUBSTANTIALLY COMPLETED") whenever the following occurs; (i) the City of Ontario grants a temporary Certificate of Occupancy or its equivalent; or (ii) Landlord has received final sign-off on the building permit card as to all items of construction for the Building Shell and Initial Improvements such that legal occupancy is permitted. If, under (ii) of the preceding sentence, legal occupancy is not allowed as a result of actions required of Tenant with respect to any tenant improvements, installed by Tenant, Tenant-Made Alterations, or other installations being made by Tenant including without limitation racking or trade fixtures then the Initial Improvements shall be deemed Substantially Completed on the date of such final sign off, even if legal occupancy is not allowed. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date on which the Initial Improvements are Substantially Completed shall be deemed to be the date that, in the opinion of the architect of record for the project, the Initial Improvements would have been Substantially Completed if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Option Space Commencement Date beyond what it otherwise would have been. After the Option Space Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. Notwithstanding anything to the contrary contained herein, no Tenant-Caused Delay shall be deemed to have commenced to accrue unless and until Landlord has provided notice to Tenant specifying the action or inaction by Tenant, its agents, employees, contractors, subcontractors or licensees which Landlord contends constitutes a Tenant-Caused Delay.

                  (v) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Option Space Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby unreasonably interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's, its agents, or contractor's negligence or willful misconduct. With respect to the early occupancy of Tenant provided under this Paragraph, Landlord and Tenant agree that each will work in good faith and each will use best efforts, not to interfere with or delay the other's construction of the Premises. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

                  (vi) Except for Landlord's obligation hereunder and incomplete punch list items, Tenant upon the Option Space Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations. Landlord and Tenant shall reasonably agree upon a list of punch list items no later than thirty (30) days after the Initial Improvements are Substantially Completed.

Thereafter, Landlord shall diligently pursue the completion of such punch list items.

         (g) Landlord agrees that Landlord will not market the Option Space during the Option Period; provided that, if Tenant terminates this Option by written notice to Landlord, then Landlord has no further obligation to refrain from marketing the Option Space.

         (h) Tenant agrees that Landlord shall construct all improvements on the Option Space. Landlord and Tenant shall mutually agree upon the improvements to be constructed on the Option Space for Tenant's use; however, subject to Paragraph (f)(i)(A) above, all aspects of the construction of the base building constructed on the Option Space shall be in the sole discretion of Landlord. Subject to the allowances in Paragraph (f)(i)(B) and (f)(ii) above, Tenant shall pay all costs to construct the improvements related to Tenant's use on the Option Space.

         (i) In the event that Tenant elects to take the Option Space pursuant to either Paragraph (b) or (c) above, the Lease Term for the Lease shall be amended so that the Lease Term for the Initial Premises and the Option Space is equal to sixty (60) months beginning on the Option Space Commencement Date. In such event, the monthly base rent for the initially demised Premises shall be increased at the beginning of the sixty-first (61) month through the end of the amended Lease Term to the amount of $242,483 per month.

         (j) Landlord will, at Tenant's written request and at the Tenant's expense, take all actions reasonably necessary to get the Option Space in a permit-ready condition, except the payment of permit fees. Tenant shall pay for all estimated costs of the actions to be taken by Landlord hereunder before Landlord is required to take any such actions hereunder. When Landlord has made the Option Space permit ready as provided herein, Landlord shall submit an invoice(s) to Tenant for any amounts which remain unpaid and Tenant shall pay Landlord such amounts within thirty (30) days of the date of such invoice(s). If Tenant does not exercise its option to lease the Option Space under Paragraph
(b) or (c) hereof, then Landlord shall retain all payments of Tenant hereunder. If Tenant exercises its option to lease the Option Space under Paragraph (b) or
(c) hereof, then Landlord shall hold the amount paid by Tenant under this Paragraph (j) as Tenant's Security Deposit for the Option Space. The Security Deposit for the Option Space shall be equal to three (3) months reasonably estimated rent for the Option Space plus any reasonably estimated third party leasing commissions due for the Option Space (which may be in the form of cash or a letter of credit as provided in Paragraph 5 of the Lease). Any excessive amount paid by Tenant shall be promptly refunded to Tenant by Landlord after a final calculation of three (3) months rent and actual leasing commissions. When Tenant exercises its option hereunder, Tenant shall deposit the remainder of the additional Security Deposit for the Option Space with Landlord. Landlord shall hold all such additional Security Deposit pursuant to Paragraph 5 of the Lease. The Security Deposit for the Option Space shall be reduced at the end of the twelfth, twenty-fourth, thirty-sixth, and forty-eighth month of the Lease Term for the Option Space in an amount equal to twenty percent (20%) of any third party commissions due for the Option Space (for example, if the leasing commission for the Option Space is $200,000.00 then the Security Deposit for the Option Space shall be reduced subject to the provisions concerning a reduction the Security Deposit in Paragraph 5 of the Lease by the amount of $40,000.00 at the end of twelfth, twenty-fourth, thirty-sixth, and forty-eighth month of the Lease Term for the Option Space). With respect to the Security Deposit for the Initially Demised Premises, if Tenant elects to expand as provided hereunder and as a result, the Lease Term for the Initially Demised Premises is extended beyond sixty (60) months from the Commencement Date, then at the end of the sixtieth month of the Lease Term for the Initially Demised Premises, Landlord shall reduce the Security Deposit for the Initially Demised Premises to an amount equal to $600,000.00. Notwithstanding the immediately preceding sentence, in the event that Tenant has maintained a net profit after taxes of at least Ten Million U.S. Dollars ($10,000,000.00) for the four cumulative quarters immediately proceeding such sixtieth month period, then Landlord shall reduce the Security Deposit for the Initially Demised Premises and the Option Space to an amount equal to two (2) months of Base Rent for the Initially Demised Premises and the Option Space, respectively. Further at the end of the seventy-second month of the Lease Term for the Initially Demised Premises, if Tenant has maintained net profits after taxes of at least Ten Million U.S. Dollars ($10,000,000.00) for the four cumulative quarters immediately proceeding such seventy-second month, then the Security Deposit for the Initially Demised Premises and the Option Space shall be reduced to an amount equal to one month's Base Rent for the Initially Demised Premises and the Option Space, respectively.

         (k) During the Lease Term, Landlord agrees that it will not lease the Option Space or grant signage on the Project or grant signage on the Option Space (for so long as ProLogis Development Services Incorporated owns the Option Space, to any of the following entities: (1) ToyTime, Inc., (2) Toysmart, Inc.,
(3) Toy R Us, (4) KB Toys, Inc., (5) Babystyle, Inc., (6) iBaby, Inc., and (7) Amazon.com.

                            EXHIBIT A TO ADDENDUM TWO
                         TO THE LEASE AGREEMENT BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                             ETOYS DISTRIBUTION, LLC

                            EXHIBIT B TO ADDENDUM TWO
                         TO THE LEASE AGREEMENT BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                             ETOYS DISTRIBUTION, LLC



The following generic Tenant Improvement shall be installed at the Option Space:

         1) Five Thousand (5,000) square feet of single story general purpose office space,
         2) Up to thirty (30) six foot by eight foot 30,000 pound mechanical dock levelers,
         3) Metal halide warehouse lighting at 20 foot candles 3 feet A.F.F. , assuming aisle width of nine feet,
         4) Main electrical service of 2,000 amps with distribution to the office area and warehouse lights, and
         5)       Other mutually agreed upon generic improvements.

                                 ADDENDUM THREE

                                  CONSTRUCTION
                              (ALLOWANCE AMORTIZED)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                        DATED FEBRUARY 28, 2000, BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                            ETOYS DISTRIBUTION, LLC.


         (a) Landlord agrees to furnish or perform those items of construction and those improvements (collectively, the "INITIAL IMPROVEMENTS") specified below:

         (i) Landlord, at its sole cost and expense, shall construct the building (the "Building Shell") in substantial conformance with the plans prepared by RKZ Architects dated December 14, 1999, and in substantial conformance with the drawings dated January 28, 2000 listed in Exhibit A.

         (ii) Landlord shall construct those improvements listed in Exhibit B and depicted in Exhibit C-1 through C-4 attached hereto (the "Tenant Improvements"). Landlord will competitively bid all Tenant Improvements, except for those improvements related to electrical improvements. Landlord's determination as to which bid to accept shall be made in a commercially reasonable manner. Landlord shall pay for the Tenant Improvements up to a maximum amount of $ 763,228.00 (the "Tenant Allowance"), and in no event shall Landlord have any obligation to pay for any costs of the Tenant Improvements in excess of such amount. If the cost of the Tenant Improvements exceeds such amount, such overage shall be an obligation of Tenant, but paid on behalf of Tenant by Landlord and repaid to Landlord, together with interest at 11.50% per annum, in equal monthly installments over the initial Lease Term (the "Amortized Improvements"); provided, however, in no event shall Landlord be obligated to amortize any portion of such overage in excess of $ 763,228.00, and any estimated overage in excess of such amount shall be paid by Tenant to Landlord before Landlord begins constructing the Tenant Improvements. In the event Tenant elects to install Tenant Improvements which are not generic Tenant Improvements as described in Exhibit B and Exhibit C-2 attached hereto, the cost of any such Tenant Improvements shall be included in the Amortized Improvements and shall be subject to the $763,228.00 maximum amount to amortize as provided in this paragraph. Landlord shall not be obligated to pay for any such improvements as a part of the Tenant Allowance. In the event that Tenant elects to install such non-generic Tenant Improvements at the Premises, the Security Deposit held by Landlord pursuant to Paragraph 5 of the Lease shall be increased by an amount equal to the total cost for such non-generic Tenant Improvements. Upon completion, the parties shall make any adjusting payment necessary between them. The generic and non-generic Tenant Improvements to be installed at the Premises are depicted in Exhibits B and C-1 through C-4 attached hereto.

         (b) If Tenant shall desire any changes to the Tenant Improvements, Tenant shall so advise Landlord in writing. All such changes shall be subject to the limitations of Paragraph (a)(ii) hereof and subject to all Legal Requirements. Any and all out of pocket costs of reviewing any requested changes, and any and all out of pocket costs of making any changes to the Tenant Improvements which Tenant may request and to which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. Landlord will advise Tenant of any estimated delay, at the time of Landlord's review of any such changes, as a result of the changes requested by Tenant.

         (c) Landlord represents that it has all permits and financing necessary to construct the Building Shell. Landlord shall proceed with and complete the construction of the Initial Improvements as soon as commercially possible. The Initial Improvements shall be constructed in material compliance with all applicable laws and building codes and shall be delivered free from latent defects and in a broom clean condition with all building systems and equipment in good working order and condition. Subject to Tenant-Caused Delays, the Initial Improvements shall be Substantially Completed (as hereinafter defined) no later than June 1, 2000, provided that Tenant has provided in writing, a lighting and power plan for the warehouse portion of the Premises by February 23, 2000. Subject to the terms of the preceding sentence, in the event that the Initial Improvements are not Substantially Completed by June 1, 2000, Tenant shall be entitled to the credits listed in Paragraph (f) hereof. Landlord shall endeavor to give Tenant five business days prior notice of the date on which Landlord estimates that the Initial Improvements will be Substantially Completed. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed. Such date, unless an earlier date agreed to in writing between Landlord and Tenant, shall be the "COMMENCEMENT DATE," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits which Tenant must obtain within the time periods agreed to by the parties or as reasonably required by Landlord, with reasonable advance notice from Landlord to Tenant of such time periods ("Tenant-Caused Delays"), in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Initial Improvements shall be deemed substantially completed ("Substantially Completed") when one of the following occurs: (i) the City of Ontario grants a temporary Certificate of Occupancy or its equivalent; or (ii) Landlord has received final sign-off on the building permit card as to all items of construction for the Building Shell and Initial Improvements such that legal occupancy is permitted. If legal occupancy is not allowed under (ii) of the preceding sentence as a result of actions required by Tenant with respect to improvements being installed by Tenant, including without limitation, racking or trade fixtures, then the Initial Improvements shall be deemed Substantially Completed on the date of such final signoff, even if legal occupancy is not allowed. In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date on which the Initial Improvements are Substantially Completed shall be deemed to be the date that, in the opinion of the architect of record for the Project, the Initial Improvements would have been Substantially Completed if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. Notwithstanding anything to the contrary contained herein, no Tenant-Caused Delay shall be deemed to have commenced to accrue unless and until Landlord has provided notice to Tenant specifying the action or inaction by Tenant, or its agents, employees, contractors, subcontractors or licensees, which Landlord contends constitutes a Tenant-Caused Delay.

         (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises and the sufficient completion of the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises after April 15, 2000, and shall be allowed to receive product at the Premises after May 15, 2000, provided that Tenant does not thereby unreasonably interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's, its agents, or contractors negligence or willful misconduct. With respect to the early occupancy of Tenant provided under this Paragraph, Landlord and Tenant agree that each will work in good faith and each will use its best efforts not to interfere with or delay the other's construction at the Premises. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

         (e) Except for incomplete punch list items and Landlord's obligations hereunder, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises. Landlord and Tenant shall reasonably agree on a written list of punch list items on or before thirty (30) days after the date on which the Initial Improvements are Substantially Completed. Thereafter, Landlord shall diligently pursue the completion of such punch list items and shall complete such punch list items within sixty (60) days thereafter, subject to Force Majeure events and Tenant-caused delays.

         (f) In the event the Initial Improvements are not Substantially Completed by June 1, 2000, subject to Tenant-Caused Delays, Tenant shall receive, at Landlord's option, either (i) a cash payment in the amount of $6,805.00 per day of delay not to exceed the total amount of $204,164.00, or
(ii) one day of free Base Rent and Operating Expenses for each day of delay after June 1, 2000, until the Initial Improvements are Substantially Completed. If the Initial Improvements are not Substantially Completed by August 1, 2000, subject to delays due to Force Majeure, Tenant-Caused Delays, and Tenant has met the deadline concerning its lighting and electrical plan in Paragraph (c) of this Addendum Three (provided that if Tenant misses the February 23, 2000, deadline, then the August 1, 2000 date hereunder shall be extended one day for each day after February 23, 2000 until Tenant provides the written lighting and electrical plan to Landlord), Tenant shall have the right to terminate this Lease with thirty (30) day prior written notice to Landlord designating the date on which the Lease shall terminate (the "Termination Date"). In the event Tenant provides Landlord with a written notice of termination pursuant to this Paragraph, Tenant's right to terminate shall cease if the Initial Improvements are Substantially Completed on or before the Termination Date.

                           EXHIBIT A TO ADDENDUM THREE
                         TO THE LEASE AGREEMENT BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                             ETOYS DISTRIBUTION, LLC

                           EXHIBIT B TO ADDENDUM THREE
                         TO THE LEASE AGREEMENT BETWEEN
                   PROLOGIS DEVELOPMENT SERVICES INCORPORATED
                                       AND
                             ETOYS DISTRIBUTION, LLC


The following generic Tenant Improvements shall be installed at the Premises:

1) the single story general purpose office space, depicted as "generic" on Exhibit C-1 through C-3,

2) 41 six foot by eight foot 30,000 pound mechanical dock levelers, as depicted in Exhibit C-4,

3) Metal halide warehouse lighting at 20 foot candles 3 feet A.F.F., assuming aisle width of nine feet,

4) Main electrical service with distribution to the office area and warehouse lights, and

5)       Other mutually agreed upon generic improvements.


                                      -322